Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Q4 and Year-End 2010 Financial Results
Achieves Record Recurring Revenues and Record Total Revenues for Quarter and Year

Weston, FL, February 8, 2011 — Ultimate Software (Nasdaq: ULTI), a leading provider of unified human capital management SaaS solutions for global businesses, announced today its financial results for 2010’s fourth quarter and year-end. For the quarter ended December 31, 2010, Ultimate reported recurring revenues of $46.0 million, an increase of 29%, and total revenues of $60.4 million, an increase of 16%, both compared with 2009’s fourth quarter. GAAP net income for the fourth quarter of 2010 was $1.4 million, or $0.05 per diluted share, versus $0.1 million, or $0.00 per diluted share, for the fourth quarter of 2009.

Non-GAAP net income, which excludes non-cash stock-based compensation and amortization of acquired intangible assets, was $4.6 million, or $0.17 per diluted share, for the fourth quarter of 2010 compared with non-GAAP net income of $2.5 million, or $0.10 per diluted share, for the fourth quarter of 2009. See “Use of Non-GAAP Financial Information” below.

For 2010, recurring revenues increased 28% to $170.9 million, and total revenues increased 16% to $227.8 million, both as compared with the prior year. For 2010, GAAP net income was $2.2 million, or $0.08 per diluted share, compared with a GAAP net loss of $1.1 million, or $0.05 per diluted share, for 2009.

“2010 was a milestone year for Ultimate.  Our total revenues were an all-time high of nearly $228 million, and our recurring revenues climbed to a record $171 million,” said Scott Scherr, CEO, president, and founder of Ultimate.

“Our track record of strong customer retention continued with our 2010 retention exceeding 96 percent for customers live on our SaaS solutions, and we see continuing demand in both our Enterprise and Workplace markets.”

Ultimate’s financial results teleconference will be held today, February 8, 2011, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=162907. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

▪
Recurring revenues grew by 29% for the fourth quarter of 2010 and by 28% for the 2010 year —primarily due to revenue growth from our
Software-as-a-Service (SaaS) offering — both versus comparable 2009 periods.

▪
Recurring revenues were 76% of total revenues for 2010’s fourth quarter versus 68% for 2009’s fourth quarter, and recurring revenues were
75% of total revenues for the 2010 year versus 68% for 2009. Ultimate’s total revenues for 2010 increased by 16% compared with those of
2009.  Excluding license revenues, the incremental non-GAAP operating margin was 32% for the 2010 year versus 2009.

▪	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base.

▪
Non-GAAP operating margin for the fourth quarter of 2010 was $7.9 million, or 13%, compared with $4.5 million, or 9%, for the fourth quarter of 2009.  Non-GAAP operating margin for 2010 was $21.8 million, or 10%, compared with $13.3 million, or 7%, for 2009.

▪
Cash, cash equivalents, and marketable securities totaled $50.2 million as of December 31, 2010, compared with $33.2 million as of December 31, 2009.  We generated $9.2 million in cash from operations for the quarter ended December 31, 2010. For the year ended
December 31, 2010, we generated $25.4 million in cash from operations and repurchased 609,400 shares of our common stock for
$19.8 million under our stock repurchase plan. As of December 31, 2010, Ultimate had 405,175 shares available for repurchase in the future under our stock repurchase plan.

Business Highlights for 2010 Year

▪
Ultimate completed its rollout of UltiPro 10, which enables businesses to streamline management of their global workforces more effectively and provides both businesses and individual users with a more flexible, configurable approach to HR functionality. Ultimate also released an UltiPro application for use on the iPhone and iPad.

▪
According to research completed by Aberdeen Group and summarized in its paper titled Ultimate Software Users Exceed Best-in-Class
Results in Key HR Metrics (December 2010), “Compared to Best-in-Class organizations, companies using Ultimate’s solutions have experienced
13% greater improvement in employee satisfaction, twice the reduction in the cost of HR administration, and 30% greater decrease in the number of manual transactions handled by HR personnel.”  Aberdeen defines best-in-class companies as “the top 20 percent of aggregate performers.” (For more detail, see http://www.ultimatesoftware.com/pdf/miscellaneous/aberdeenrbususerexceedbest-in-class12-21-10.pdf)

▪	Ultimate received an Optimas Award from Workforce Management magazine for innovative human capital management practices. Other 2010 winners included Microsoft, IBM, and Infosys Technologies.

▪
Ultimate’s SaaS security structure was recertified in December 2010 for ISO/IEC 27001.  Ultimate was commended for its “superior technology controls” and its “focus on optimal security processes”.  Ultimate was the first HR SaaS vendor to be awarded this certification in 2008 for security management, which lasts 3 years and is audited annually.  The ISO/IEC 27001 is a global industry standard created by the
International Organization for Standardization and the International Electrotechnical Commission that validates organizations that have implemented a sound and secure information security management system.

▪
Ultimate’s customer support center was awarded Service Capability & Performance (SCP) certification for best practices for the
12th consecutive year. The SCP Standards represent the global benchmark for service excellence and are recognized by leading technology companies around the world.

Financial Outlook

2011 Financial Guidance:

Ultimate provides the following financial guidance for 2011:

For the first quarter of 2011:

▪	Recurring revenues of approximately $49 million;

▪	Total revenues of approximately $64 million; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 7%.

For the year 2011:

▪	Recurring revenues to increase by approximately 25% in 2011 over those in 2010;

▪	Total revenues to increase by approximately 19% over those in 2010; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 13%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of
Non-GAAP Financial Information” in this press release.  Non-cash equity-based compensation expense for 2011 is expected to be approximately $15.0 million.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
A leading provider of unified human capital management SaaS solutions for global businesses, Ultimate markets its award-winning UltiPro solutions as Software-as-a-Service (SaaS). Based in Weston, FL, Ultimate employs approximately 1,100 professionals who are focused on developing the highest quality solutions and services. In 2010, Ultimate was named an Optimas Award winner by Workforce Management magazine. In 2009, Ultimate was awarded first place in the People’s Choice Stevie® competition for Favorite New SaaS Product and was ranked the #1 best medium-sized company to work for in America by the Great Place to Work® Institute for the second consecutive year. In 2010, Ultimate’s security practices were recertified for ISO/IEC 27001, and Ultimate was commended for “superior technology controls”. Ultimate was the first HR SaaS vendor to be ISO/IEC 27001 certified and has been certified since 2008. Ultimate has more than 2,100 customers representing diverse industries, including such organizations as Adobe Systems Incorporated, The Container Store, Culligan International, Elizabeth Arden, Major League Baseball, The New York Yankees Baseball Team, and Ruth’s Chris Steak House. More information on Ultimate’s products and services can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:                      Mitchell K. Dauerman, Chief Financial Officer and Investor Relations
Phone: 954-331-7369, E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Revenues:
Recurring	$46,038	$35,700	$170,905	$133,158
Services	13,959	15,894	55,368	58,994
License	409	598	1,538	4,125
Total revenues	60,406	52,192	227,811	196,277
Cost of revenues:
Recurring	13,101	10,441	49,144	38,765
Services	12,932	13,312	49,843	48,304
License	105	152	255	750
Total cost of revenues	26,138	23,905	99,242	87,819
Gross profit	34,268	28,287	128,569	108,458
Operating expenses:
Sales and marketing	14,038	13,042	58,374	52,810
Research and development	10,790	9,544	42,222	38,002
General and administrative	4,708	4,596	19,727	17,803
Total operating expenses	29,536	27,182	120,323	108,615
Operating income (loss)	4,732	1,105	8,246	(157)
Other (expense) income:
Interest and other expense	(69)	(6)	(263)	(90)
Other income, net	53	21	188	162
Total other (expense) income, net	(16)	15	(75)	72
Income (loss) from continuing operations, before income taxes	4,716	1,120	8,171	(85)
Provision for income taxes	(3,270)	(974)	(5,161)	(721)
Income (loss) from continuing operations	$1,446	$146	$3,010	$(806)
Loss from discontinued operations, net of income taxes	–	(76)	(853)	(336)
Net income (loss)	$1,446	$70	$2,157	$(1,142)

Basic earnings (loss) per share:
Earnings (loss) from continuing operations	$0.06	$–	$0.12	$(0.04)
Loss from discontinued operations	–	–	(0.03)	(0.01)
Total	$0.06	$–	$0.09	$(0.05)

Diluted earnings (loss) per share:
Earnings (loss) from continuing operations	$0.05	$–	$0.11	$(0.04)
Loss from discontinued operations	–	–	(0.03)	(0.01)
Total	$0.05	$–	$0.08	$(0.05)

Weighted average shares outstanding:
Basic	25,302	24,604	24,960	24,463
Diluted	27,412	26,590	27,101	24,463

The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from stock-based arrangements, the amortization of acquired intangibles and the foreign currency translation adjustment from discontinued operations that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2010	2009	2010	2009
Stock-based compensation:
Cost of recurring revenues	$245	$183	$914	$689
Cost of service revenues	291	322	1,238	1,316
Sales and marketing	1,575	1,748	6,678	7,059
Research and development	281	302	1,218	1,228
General and administrative	789	767	3,201	2,942
Total non-cash stock-based compensation expense	$3,181	$3,322	$13,249	$13,234

Amortization of acquired intangibles:
General and administrative	$28	$74	$281	221

Loss from discontinued operations:
Foreign currency translation
adjustment (1)	$–	$–	$(912)	$–

________________________________

(1)
Pursuant to applicable accounting rules, the amount attributable to our wholly-owned subsidiary in the United Kingdom (“UK Subsidiary”) and accumulated in the translation adjustment component of equity became realized in the unaudited statement of operations during the twelve months ended December 31, 2010, the period in which discontinued operations for the UK Subsidiary were complete.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of	As of
	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$40,889	$23,684
Short-term investments in marketable securities	8,884	8,079
Accounts receivable, net	47,570	38,450
Prepaid expenses and other current assets	18,613	15,594
Deferred tax assets, net	1,434	1,128
Total current assets before funds held for clients	117,390	86,935
Funds held for clients	72,875	23,560
Total current assets	190,265	110,495
Property and equipment, net	18,075	19,496
Capitalized software, net	3,115	4,463
Goodwill	3,025	3,198
Long-term investments in marketable securities	433	1,444
Other assets, net	11,656	12,298
Long-term deferred tax assets, net	22,988	19,736
Total assets	$249,557	$171,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,683	$4,476
Accrued expenses	11,074	9,972
Current portion of deferred revenue	71,808	60,980
Current portion of capital lease obligations	2,551	1,897
Total current liabilities before client fund obligations	90,116	77,325
Client fund obligations	72,875	23,560
Total current liabilities	162,991	100,885
Deferred revenue, net of current portion	6,287	7,579
Deferred rent	3,022	3,186
Capital lease obligations, net of current portion	2,406	1,710
Long-term income taxes payable	1,866	–
Total liabilities	176,572	113,360

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	290	276
Additional paid-in capital	216,262	184,256
Accumulated other comprehensive income (loss)	126	(696)
Accumulated deficit	(52,253)	(54,410)
	164,425	129,426
Treasury stock, at cost	(91,440)	(71,656)
Total stockholders’ equity	72,985	57,770
Total liabilities and stockholders’ equity	$249,557	$171,130

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended
	December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$2,157	$(1,142)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	11,883	11,806
Provision for doubtful accounts	1,549	972
Non-cash stock-based compensation expense	13,249	13,234
Non-cash realized loss on foreign currency translation
adjustment	912	–
Income taxes	4,982	561
Excess tax benefits from employee stock plan	(6,671)	(549)
Changes in operating assets and liabilities:
Accounts receivable	(10,669)	(1,120)
Prepaid expenses and other current assets	(3,019)	417
Other assets	362	(851)
Accounts payable	207	(2,724)
Accrued expenses and deferred rent	938	(2,372)
Deferred revenue	9,536	5,065
Net cash provided by operating activities	25,416	23,297

Cash flows from investing activities:
Purchases of marketable securities	(9,223)	(10,040)
Maturities of marketable securities	9,429	6,323
Net purchases of client funds securities	(49,315)	(17,697)
Capitalized software	–	(630)
Purchases of property and equipment	(4,980)	(4,011)
Net cash used in investing activities	(54,089)	(26,055)

Cash flows from financing activities:
Repurchases of Common Stock	(19,784)	(12,156)
Net proceeds from issuances of Common Stock	14,896	6,278
Excess tax benefits from employee stock plan	6,671	549
Shares acquired to settle employee tax withholding liability	(2,797)	(373)
Principal payments on capital lease obligations	(2,503)	(2,445)
Repayments of borrowings of long-term debt	–	(320)
Net increase in client fund obligations	49,315	17,697
Net cash provided by financing activities	45,798	9,230

Effect of foreign currency exchange rate changes on cash	80	12
Net increase in cash and cash equivalents	17,205	6,484
Cash and cash equivalents, beginning of period	23,684	17,200
Cash and cash equivalents, end of period	$40,889	$23,684

Supplemental disclosure of cash flow information:
Cash paid for interest	$218	$149
Cash paid for income taxes	$203	$175

Supplemental disclosure of non-cash financing activities:
-	Ultimate entered into capital lease obligations to acquire new equipment totaling $3.9 million and $2.5 million for the twelve months ended December 31, 2010 and 2009, respectively.
-	Ultimate entered into an agreement to purchase certain source code from a third-party vendor for $2.0 million, of which $0.5 million was paid during 2009.  There were no payments during the twelve months ended December 31, 2010.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Non-GAAP operating income (loss) from continuing operations reconciliation:
Operating income (loss) from continuing operations	$4,732	$1,105	$8,246	$(157)
Operating income (loss) from continuing operations as a % of total revenues	7.8%	2.1%	3.6%	(0.1%)
Add back:
Non-cash stock-based compensation	3,181	3,322	13,250	13,234
Non-cash amortization of acquired intangible assets	28	74	281	221
Non-GAAP operating income from continuing operations	$7,941	$4,501	$21,777	$13,298
Non-GAAP operating income from continuing operations, as a % of total revenues	13.1%	8.6%	9.6%	6.8%

Non-GAAP net income (loss) after discontinued operations reconciliation:
Net income (loss) after discontinued operations	$1,446	$70	$2,157	$(1,142)
Add back:
Non-cash stock-based compensation	3,181	3,322	13,250	13,234
Non-cash amortization of acquired intangible assets	28	74	281	221
Non-cash foreign currency translation adjustment from discontinued operations	–	–	912	–
Income tax effect	(11)	(927)	(3,824)	(4,817)
Non-GAAP net income after discontinued operations	$4,644	$2,539	$12,776	$7,496

Non-GAAP net income (loss) after discontinued operations per diluted share reconciliation: (1)
Net income (loss) after discontinued operations per diluted share	$0.05	$0.00	$0.08	$(0.05)
Add back:
Non-cash stock-based compensation	0.12	0.13	0.49	0.51
Non-cash amortization of acquired intangible assets	–	–	0.01	0.01
Non-cash foreign currency translation adjustment from discontinued operations	–	–	0.03	–
Income tax effect	–	(0.03)	(0.14)	(0.18)
Non-GAAP net income after discontinued operations per diluted share	$0.17	$0.10	$0.47	$0.29

Shares used in calculation of GAAP net income per share:
Basic	25,302	24,604	24,960	24,463
Diluted	27,412	26,590	27,101	24,463

Shares used in calculation of non-GAAP net income per share:
Basic	25,302	24,604	24,960	24,463
Diluted	27,412	26,590	27,101	26,217

(1) Non-GAAP net income (loss) per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income (loss) periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Management of Ultimate uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income (loss) from continuing operations,  non-GAAP net income (loss) after discontinued operations and non-GAAP net income (loss) after discontinued operations per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation. Ultimate’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”). For the three and twelve months ended December 31, 2010, stock-based compensation was $3.2 million and $13.3 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2009, stock-based compensation was $3.3 million and $13.2 million, respectively, on a pre-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s operating results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods.  Non-GAAP reconciliations are calculated on a basic weighted average share basis for GAAP net (loss) periods.  For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2010, the amortization of acquired intangible assets was $28 thousand and $281 thousand, respectively.  For the three and twelve months ended December 31, 2009, the amortization of acquired intangible assets was $74 thousand and $221 thousand, respectively.  Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Foreign currency translation adjustment.  In accordance with GAAP, net loss after discontinued operations includes the realization of the foreign currency translation adjustment on our discontinued operations.  For the three months ended December 31, 2010, there was no realized foreign currency translation adjustment on our discontinued operations.  For the twelve months ended December 31, 2010, the realized foreign currency translation adjustment was $0.9 million.  There was no realized foreign currency translation adjustment for the three and twelve months ended December 31, 2009.  The realized foreign currency translation adjustment is excluded from the non-GAAP financial measures because it is a non-recurring, non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s net results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods.